Exhibit 99.1
Press Release
For More Information, Call:

ELLEN M. DYLLA
INVESTOR RELATIONS	October 13, 2008
(979) 849-6550

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS, INC.
APPOINTS CLAY C. WILLIAMS TO THE BOARD OF DIRECTORS

ANGLETON, TX, October 13, 2008 - Benchmark Electronics, Inc. (NYSE:BHE) announced today the appointment of Clay C. Williams as an independent director to the Board of Directors of the Company effective October 10, 2008. Mr. Williams serves as Senior Vice President and Chief Financial Officer of National Oilwell Varco, Inc., a global service provider and manufacturer of equipment for oil and gas producers. He also served as the Chief Financial Officer of Varco International, Inc. prior to Varco’s merger with National-Oilwell. Mr. Williams began his career at Shell Oil Company in 1985, and has held various positions in the energy industry for more than 20 years. Mr. Williams received a B.S. degree in Civil/Geological Engineering from Princeton University and a MBA from the University of Texas at Austin.

Benchmark Electronics, Inc. provides electronics manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include 20 facilities in ten countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

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